The Alkaline Water Company Reports Highest Monthly Sales in Company History

Sales Exceeded $3.1 million in November

Company’s Common Shares to Begin Trading on NASDAQ Today

SCOTTSDALE, AZ – Dec. 10, 2018 – The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the “Company”), with products bottled under the trademark Alkaline88®, announced today that record monthly sales of more than $3.1 million have been achieved for the month ending November 30, 2018.

“Our sales during the month of November were the highest in the Company’s history. We have achieved this success through our continued effort to remain at the forefront of the beverage industry by providing innovative products like Alkaline88®, and will continue to grow by executing on our strategy to add new sales channels and classes of trade, expand internationally, and extend our product lines into flavored and Hemp-infused beverages” stated Richard A. Wright, President and CEO of The Alkaline Water Company Inc. “We are well positioned to leverage the strength of our lean business model and national brand recognition to accelerate our growth into 2019. With today’s listing on NASDAQ, we expect the increased visibility and liquidity will help us to continue to drive shareholders value.”

The Company also announced that, as of the start of trading today, shares of its common stock have ceased trading on the OTCQB and will be listed on the NASDAQ Capital Market (NASDAQ) under the ticker symbol “WTER.” The Alkaline Water Company will retain its listing on the TSX Venture Exchange (TSXV), also under the ticker symbol “WTER.”

The Company fully intends to comply with all federal, state, and local laws, rules and regulations as the Company develops its hemp infused alkaline water and other nutraceutical product lines. The Company will not pursue the production or sale of hemp infused products until legally permitted and all necessary approvals have been obtained.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. (TSXV and OTCQB: WTER) is a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®. With its innovative, state-of-the-art, proprietary electrolysis process, the Company produces healthy, all-natural and great-tasting alkaline water for a balanced lifestyle. Founded in 2012, the Company is headquartered in Scottsdale, Arizona, and focuses on national distribution and marketing for retail sale of Alkaline88®, one of the fastest growing premium bottled water brands on the market. To learn more about The Alkaline Water Company, please visit: www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

About Alkaline Water Products
Alkaline88® is a premier 8.8 pH-balanced bottled alkaline drinking water, enhanced with Himalayan Pink Rock Salt, and the #1 selling bulk alkaline water in the United States. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500-milliliter, 700-milliliter, 1-liter, 1.5 -liter, 3-liter and 1-gallon sizes. Alkaline88® is available in over 40,000 retailers in all 50 states, including national retailers such as Safeway/Albertsons, Walmart, Kroger, CVS, and other top regional and local supermarket chains. To find a retailer near you visit: http://thealkalinewaterco.com/about-us/locations/

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the Company will continue to grow by executing on its strategy to add new sales channels and classes of trade, expand internationally and extend its product lines into flavored and hemp-infused beverages; that the Company will accelerate its growth in 2019; and that there will be increased visibility and liquidity that will drive shareholder value.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company’s co-packing facilities can be maintained or increased; that the Company will receive all necessary regulatory approvals for the production and sale of CBD/hemp-infused water that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; that there will not be interruptions on production of the Company’s products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company’s products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing CBD/hemp; the fact that consumers may not embrace and purchase any of the Company’s infused water products; the fact that the Company may not receive approval for any of its CBD infused products; the fact that the 2018 Farm Bill may not be passed resulting in CBD derived from hemp continuing to be a controlled substance under Schedule 1 of the Controlled Substances Act; the fact that the Company may not receive approval from the USDA or the FDA for its CBD/hemp infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; that fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
480-656-2423
investors@thealkalinewaterco.com

Media
Elizabeth Van Every
Burson Cohn & Wolfe
212-614-3881
Elizabeth.vanevery@bcw-global.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.